                        FIFTH AMENDMENT DATED MAY 1, 2008
                                       TO
                             PARTICIPATION AGREEMENT

     Effective May 1, 2008, the Participation Agreement made and entered into as of the 20th day of February, 1997, as amended, by and among Oppenheimer Variable Account Funds (the "Funds"), OppenheimerFunds, Inc. (the "Fund Party") and CUNA Mutual Insurance Society ("CMIS") (the "Agreement"), is hereby amended as follows:

     1. Schedule 2 of the Agreement is amended to add the following contracts under the CUNA Mutual Variable Annuity Account option:

          MEMBERS Variable Annuity I Product
          MEMBERS Variable Annuity II Product
          MEMBERS Variable Annuity III Product
          MEMBERS Choice Variable Annuity Product

     2. Schedule 3 of the Agreement is amended to add the following funds under the Oppenheimer Variable Account Funds option:

          Oppenheimer Main Street Funds VA Service Class
          Oppenheimer Main Street Small Cap VA Service Class
          Oppenheimer International Growth Funds VA Service Class

The Funds, the Fund Party and CMIS each acknowledges that it intends CMIS and/or CUNA Brokerage Services, Inc. ("CBSI"), CMIS's affiliated broker-dealer, to qualify as an "Insurance Company Recipient" as that term is used in the Funds' Distribution and Service Plans and Agreements for its Service shares, whereby during the duration of this Agreement, CMIS and/or CBSI may receive additional payments of 0.25% per annum of assets attributable to CUNA Mutual Insurance Society during the prior quarter, subject to the terms and conditions of those Distribution and Service Plans and Agreements. It is understood by the parties hereto that payments to CMIS may be for administrative or shareholder servicing services only, while payments to CBSI may be for distribution-related services.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative.

OPPENHEIMER VARIABLE ACCOUNT FUNDS      CUNA MUTUAL INSURANCE SOCIETY
By its authorized officer,              By its authorized officer,


By:     /s/ Brian W. Wixted             By: /s/ Steven R. Suleski
    ---------------------------------       ------------------------------------
Name:   Brian W. Wixted                 Name: Steven R. Suleski
      -------------------------------   Title: VP, Associate General Counsel
Title:  Treasurer                       Date: 4/22/08
       ------------------------------
Date:   4-23-08
      -------------------------------


OPPENHEIMERFUNDS, INC.
By its authorized officer,


By:     /s/ Christina M. Nasta
    ---------------------------------
Name:   Christina M. Nasta
      -------------------------------
Title:  Vice President
       ------------------------------
Date:   4-22-08
      -------------------------------